UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006

PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13305 (Commission file number)	75-1971716 (IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas (Address of principal executive offices)	79701 (Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The undersigned registrant, Parallel Petroleum Corporation (“Parallel”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K, dated March 29, 2006, to include the historical and pro forma financial information required by Items 9.01(a) and (b) in connection with the acquisition (the “Acquisition”) by Parallel’s subsidiary, Parallel, L.P., on March 29, 2006 of producing oil and natural gas properties (the “Acquired Properties”) under an Agreement (Producing Wells) and a separate Farmout Agreement with five unaffiliated third parties in Parallel’s Barnett Shale gas project located in Tarrant County, Texas and the acquisition on April 5, 2006 of an additional interest in the Acquired Properties from one other unaffiliated third party as reported in our Current Report on Form 8-K dated April 5, 2006.
Item 9.01 Financial Statements and Exhibits
     (a) Combined financial statements of properties acquired
          Attached hereto as Schedule A are the audited Combined Statements of Revenues and Direct Operating Expenses of the Acquired Properties purchased by Parallel, L.P. from the six unaffiliated third parties for the year ended December 31, 2005, the unaudited three months ended March 31, 2006, and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of BDO Seidman, LLP concerning the statements and related notes.
     (b) Pro forma financial information
          Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statement of Operations of Parallel for the year ended December 31, 2005; the Unaudited Pro Forma Condensed Consolidated Statement of Operations of Parallel for the three months ended March 31, 2006; the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Parallel as of March 31, 2006; and the related notes thereto, adjusted to show the pro forma effects of the Acquisitions.
     (c) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2	Agreement (Producing Wells), dated as of March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Agreements (Producing Wells) entered into between Parallel, L.P. and the four other sellers parties thereto. (Incorporated by reference to Exhibit 10.2 of Form 8-K dated March 29, 2006 and filed with the Securities and Exchange Commission on April 4, 2006)

10.3	Farmout Agreement, dated March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Farmout Agreements entered into between Parallel, L.P. and the four other sellers parties thereto. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated March 29, 2006 and filed with the Securities and Exchange Commission on April 4, 2006)

10.4	Agreement (Producing Wells), dated as of March 24, 2006, between Parallel, L.P. and Razorback II, LP. (Incorporated by reference to Exhibit 10.2 of Form 8-K dated April 5, 2006 and filed with the Securities and Exchange Commission on April 11, 2006)

10.5	Farmout Agreement, dated March 24, 2006, between Parallel, L.P. and Razorback II, LP. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated April 5, 2006 and filed with the Securities and Exchange Commission on April 11, 2006)

*23.1	Consent of Independent Registered Public Accounting Firm

*	Filed herewith.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION
Date: June 13, 2006	By:	/s/ Larry C. Oldham
Larry C. Oldham
President and Chief Executive Officer

3

Schedule A
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Parallel Petroleum Corporation
Midland, Texas
We have audited the accompanying Combined Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties purchased in the Barnett Shale Gas Project (collectively, the “Company”) for the year ended December 31, 2005. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As disclosed in Note 2, the accompanying combined financial statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Parallel Petroleum Corporation and are not intended to be a complete financial presentation of the properties described above.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and natural gas properties purchased in the Barnett Shale Gas Project, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
BDO Seidman, LLP
Houston, Texas
May 31, 2006

PARALLEL PETROLEUM CORPORATION
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED IN THE
BARNETT SHALE GAS PROJECT
($ in thousands)

	For the	For the
	year ended	three months ended
	December 31, 2005	March 31, 2006
		(unaudited)
Revenues	$1,303	$555
Direct operating expenses	253	109

Excess of revenues over direct operating expenses	$1,050	$446

The accompanying notes are an integral part of these financial statements.

PARALLEL PETROLEUM CORPORATION
NOTES TO COMBINED STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND NATURAL GAS PROPERTIES PURCHASED IN THE
BARNETT SHALE GAS PROJECT
(1) THE PROPERTIES
On March 29, 2006, Parallel Petroleum Corporation, through its subsidiary, Parallel, L.P., entered into an Agreement (Producing Wells) and a separate Farmout Agreement with each of five unaffiliated third parties for the acquisition of additional interests in Parallel’s Barnett Shale gas project in Tarrant County, Texas. Under the Agreement (Producing Wells), Parallel purchased an approximate 8.4% working and 6.0% net revenue interest in sixteen wells that have been drilled, together with the related infrastructure, pipeline and equipment. Parallel’s base working interest in the sixteen wells has increased from approximately 28.0% to approximately 36.4% as a result of the acquisition. The additional interests were acquired from the five unaffiliated parties for a total cash purchase price of approximately $5.5 million. Parallel financed the cash purchase price with loan proceeds drawn under its existing senior revolving credit facility led by Citibank Texas, N.A. and BNP Paribas. The effective date of the acquisition is March 1, 2006.
In addition to the acquisition of the additional working interests in the sixteen wells, Parallel also entered into a Farmout Agreement with each of the five unaffiliated parties. Under the Farmout Agreements, Parallel has an option, but not the obligation, to pay for certain costs on behalf of such parties, as wells are drilled, in exchange for their conveyance to Parallel of one-half of their respective interests in the undeveloped leasehold. Under terms of the Farmout Agreements, if Parallel pays future costs on behalf of the five parties in the aggregate amount of $20.2 million, Parallel will have earned all rights to the undeveloped leasehold interests. If, at anytime prior to having paid $20.2 million on behalf of the five parties, Parallel elects not to pursue additional development of the leasehold, Parallel will reassign any unearned interests back to the five parties and will incur no future capital obligations.
On April 5, 2006, Parallel Petroleum Corporation, through its subsidiary, Parallel, L.P., completed an oil and natural gas property acquisition under an Agreement (Producing Wells) and a separate Farmout Agreement with an unaffiliated third party for the acquisition of additional interests in Parallel’s Barnett Shale gas project in Tarrant County, Texas. Under the Agreement (Producing Wells), Parallel purchased an approximate .875% working and .625% net revenue interest in sixteen wells that have been drilled, together with the related documents, infrastructure, pipeline, equipment and personal property, and a proportionate interest in certain entities providing related equipment and services. Parallel’s base working interest in the sixteen wells has increased from approximately 36.4% to approximately 37.3% as a result of the acquisition. The additional interests were acquired from an unaffiliated third party for a total cash purchase price of approximately $573,000. Parallel financed the cash purchase price with loan proceeds drawn under its existing senior revolving credit facility led by Citibank Texas, N.A. and BNP Paribas. The effective date of the acquisition is March 1, 2006.
In addition to the acquisition of the additional working interests in the sixteen wells, Parallel also entered into a Farmout Agreement with the unaffiliated party. Under the Farmout Agreement, Parallel has an option, but not the obligation, to pay for certain costs on behalf of the unaffiliated party, as wells are drilled, in exchange for its conveyance to Parallel of one-half of his interests in the undeveloped leasehold. Under terms of the Farmout Agreement, if Parallel pays future costs on behalf of the unaffiliated party in the aggregate amount of approximately $2.1 million, Parallel will have earned all rights to the undeveloped leasehold interests. If, at anytime prior to having paid approximately $2.1 million on behalf of the unaffiliated party, Parallel elects not to pursue additional development of the leasehold, Parallel will reassign any unearned interests back to the unaffiliated party and will incur no future capital obligations.
Parallel also participates with the selling parties or their affiliates, other than Razorback II, LP, in the drilling and development of other oil and gas properties under joint operating agreements. Allegro Investments, an affiliate of Fulcrum Partners, Ltd., serves as operator of some of these other properties. Other than the Agreements (Producing Wells), the Farmout Agreements and Parallel’s joint ownership and participation with five of the six selling parties in the drilling and development of other oil and gas properties, Parallel has no other relationship with the selling parties.
All of the properties acquired on March 29, 2006 and April 5, 2006 secure the payment and performance of Parallel’s indebtedness and obligations under its senior Third Amended and Restated Credit Agreement and the Second Lien Term Loan.

(2) BASIS FOR PRESENTATION
The purchase of the Acquired Properties involved a group of related assets and transactions, with the initial closing occurring March 29, 2006 and the closing of the remainder of the interests occurring April 5, 2006. All parties were co-owners of working interests in the same oil and natural gas properties and subject to the same terms and conditions as provided for in the Purchase Agreement. Since the Acquired Properties were under common management, we are providing combined financial statements.
During the periods presented, the Acquired Properties were not accounted for or operated as a separate division. Certain costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses and corporate income taxes were not allocated to the properties. The parties accounted for the Acquired Properties on an income tax basis, while Parallel uses the full cost method. Using the income tax basis, costs such as geological and geophysical (“G&G”), exploratory dry holes, intangible drilling costs and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances. The statements include only revenues and direct operating expenses. Parallel does not have information for the financing and investing activities from the Acquired Properties.
Revenue and direct operating expenses included in the accompanying statements represent the accounts related to the net working and revenue interests Parallel acquired in the Acquired Properties. The accompanying statements of revenues and direct operating expenses include revenues and direct operating expenses for the interests acquired in both closings.
Revenue and direct operating expense are presented on the accrual basis of accounting. Direct operating expenses include lease operating expense, severances taxes and ad valorem taxes. DD&A, general and administrative expenses and corporate income taxes have been excluded for the reasons discussed above. The oil and natural gas industry, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each barrel of oil equivalent produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquired Properties going forward or indicative of results had the acquisition been consummated in the periods presented.
(3) OIL AND GAS RESERVES — UNAUDITED
Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by Parallel Petroleum Corporation’s petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.
There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.
The estimated quantities of proved reserves include reserves acquired by Parallel in the referenced March 29, 2006 and April 5, 2006 closings.

	Total Proved		Proved Developed
	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)
	(in thousands)
Proved reserves
Balance, January 1, 2005	—	—	—	—
Discoveries and extensions	—	2,224	—	894
Production	—	(151)	—	(151)

Balance, December 31, 2005	—	2,073	—	743

Standardized Measure — The Standardized Measure of Discounted Future Net Cash Flows relating to the Acquired Properties’ ownership interests in the proved oil and natural gas reserves for the year ended December 31, 2005 is shown below.

2005
(in thousands)
Future Cash Flows	$16,370
Future production costs/taxes	(2,799)
Future development costs	(4,613)

Net future cash flows	8,958
Discount at 10% for timing	(4,669)

Discounted future net cash	$4,289

Future cash flows are computed by applying fiscal year-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. Future operating expenses and development costs are computed primarily by Parallel’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.
A discount factor of 10 percent was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.
Changes in Standardized Measure — Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

2005
(in thousands)
Balance beginning of the year	$—
Sales, net of production costs and taxes	(1,041)
Discoveries and extensions	9,787
Development costs changes	(4,457)

Balance end of the year	$4,289

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results. The changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is pre-tax basis.

Schedule B
PARALLEL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
The following pro forma condensed consolidated financial statements and related notes have been prepared primarily to show the effect of and acquisition completed on March 26, 2006, referred to below as the Barnett Shale Gas Project Acquisition. Also included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2005, is the effects of a previous acquisition, referred to as the Lynx Acquisition below.
BARNETT SHALE GAS PROJECT ACQUISITION
Background of the Barnett Shale Gas Project Acquisition
The properties are comprised of sixteen producing wells located in Tarrant County, Texas. We refer to all of the properties acquired by Parallel as the “Acquired Properties”, and we collectively refer to the six unaffiliated selling parties as the “Parties”.
On March 29, 2006, Parallel, L.P., an indirect wholly owned subsidiary of Parallel Petroleum Corporation (collectively, “Parallel”), completed the acquisition of a group of related assets in the form of working interests in sixteen wells, together with a proportionate interest in the related infrastructure, equipment and equity interest in certain related entities owned by five unaffiliated selling parties for the agreed upon purchase price of $5.5 million. In a subsequent closing on April 5, 2006, Parallel acquired an additional interest in these same assets from one other unaffiliated third party for approximately $573,000. The properties are located in Parallel’s Barnett Shale gas project in Tarrant County, Texas.
LYNX ACQUISITION
Background of the Lynx Acquisition
The following unaudited pro forma condensed consolidated financial statements and related notes also include the effect of the acquisition of the working and net revenue interests of certain properties from Lynx Production Company, Inc. and nine other unaffiliated parties (the “Acquired Properties”) and the financing thereof. The properties are comprised of thirty-five producing wells located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. The acquisition is hereinafter referred to as the “Lynx Acquisition.”
On October 14, 2005, Parallel Petroleum Corporation, through its subsidiary, Parallel, L.P., (collectively “Parallel”) entered into a Purchase and Sale Agreement with Lynx Production Company, Inc. or, “Lynx”, and nine other unaffiliated parties for the purchase of producing and non-producing oil and gas properties located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. On November 15, 2005 Parallel completed a portion of the Lynx Acquisition by purchasing the ownership interest of 6 of the 10 total selling parties for a combined purchase price of approximately $20.8 million. On January 12, 2006 Parallel completed the Lynx Acquisition by purchasing the ownership interest of the remaining 4 selling parties for a combined purchase price of approximately $23.4 million, including adjustments. Parallel financed the Lynx Acquisition through its existing credit facilities.
As further described above, the second closing on the Lynx Acquisition was completed on January 12, 2006. Revenues and direct operating expenses for the properties acquired in the second closing during the period from January 1 to January 12, 2006, are not material. Accordingly, the pro forma condensed statement of operations for the three months ended March 31, 2006, has not been adjusted for operations of the properties acquired in the second closing.
Sources of Information and Basis of Presentation
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is derived from the audited consolidated financial statements of Parallel Petroleum Corporation for the year ended December 31, 2005, the audited Statements of Revenues and Direct Operating Expenses for the Acquired Properties and the Lynx Acquisition for the year ended December 31, 2005 and the adjustments and assumptions described below.

The unaudited pro forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2006 and the unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2006 are based on our unaudited financial statements as of and for the three months ended March 31, 2006, the unaudited Statement of Revenues and Direct Operating Expenses for the purchased properties for the three months ended March 31, 2006, and the adjustments and assumptions described below.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2005, our quarterly report on Form 10-Q for the quarter ended March 31, 2006, and the Statements of Revenues and Direct Operating Expenses for the Acquired Properties included herein as Schedule A and the Statements of Revenues and Direct Operating Expenses for the Lynx properties as included in our Form 8-K/A filed on March 30, 2006. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition and the Lynx Acquisition occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods.
How the Pro Forma Financial Statements Were Prepared
The pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and for the three month period ended March 31, 2006 were prepared without audit assuming we completed the Acquisition and the Lynx Acquisition on January 1, 2005. Certain reclassifications of the historical amounts reported by the parties were made to facilitate combining their results with ours.
The Acquired Properties were not accounted for or operated as a separate division by the parties. Certain costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Acquired Properties. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Acquired Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, Parallel has presented only the revenues and direct operating expenses for the Acquired Properties and the Lynx Acquisition. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes. With these adjustments, the pro forma condensed consolidated statement of operations represents only an estimate of combining our historical results. The statements do not consider nonrecurring items included in the historical financial statements. The unaudited pro forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 and for the three month period ended March 31, 2006, reflect the equity method of accounting for the proportionate interests acquired in privately held companies organized to build and operate the gathering systems necessary to transport the natural gas produced. The unaudited pro forma Condensed Consolidated Balance Sheet was prepared without audit assuming we completed the Acquisition on March 31, 2006. The Parallel historical information reflects the interest acquired in the first closing on March 29, 2006. The unaudited pro forma Condensed Consolidated Balance Sheet was adjusted for the second closing on April 5, 2006 reflecting a purchase price of $573,000 plus other direct transaction costs, including assumed asset retirement obligation, of $24,000. The unaudited pro forma Condensed Consolidated Balance Sheet also reflects amounts for asset retirement obligations related to plugging and abandoning these properties. The Acquisition was funded with the existing senior debt facility.
No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs are expected to increase only minimally, if at all, as a result of these acquisitions. We acquired an additional non-operated interest in properties we already have an interest in; therefore we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.
The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what Parallel’s financial position or results of operations would have been had Parallel purchased the Acquired Properties on the dates indicated. In addition, such information is not necessarily indicative of Parallel’s future results of operations or financial performance because of the exclusion of certain operating expenses. The unaudited pro forma financial information should be read in conjunction with our historical financial statements, which are hereby incorporated by reference herein.

PARALLEL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share data)

						Barnett Shale Gas Project
		Lynx Acquisition				Acquisition
	Parallel	Acquisition	Pro Forma			Acquisition	Pro Forma
	Historical	Historical	Adjustments		Sub-Total	Historical	Adjustments		Pro Forma
REVENUES:
Oil and natural gas sales	$78,490	$6,817	$—		$85,307	$1,303	$—		$86,610
Loss on hedging	(12,340)	—	—		(12,340)	—	—		(12,340)

Total revenues	66,150	6,817	—		72,967	1,303	—		$74,270

EXPENSES:
Operating expenses	14,049	1,243	—		15,292	253	—		15,545
General and administrative expense	6,712	—	—	(a)	6,712	—	—	(a)	6,712
Depreciation, depletion and amortization	12,044	—	967	(b)	13,011	—	202	(b)	13,213

Total expenses	32,805	1,243	967		35,015	253	202		35,470

Operating income	33,345	5,574	(967)		37,952	1,050	(202)		38,800

Other income (expense), net:
Change in fair market value of derivative instruments	(31,669)	—	—		(31,669)	—	—		(31,669)
Loss on ineffective portion of hedges	(137)	—	—		(137)	—	—		(137)
Interest and other income	167	—	—		167	—	—		167
Interest expense	(4,780)	—	(3,305)	(c)	(8,085)	—	(434)	(d)	(8,519)
Other expense	(102)	—	—		(102)	—	—		(102)
Equity in loss of Westfork Pipeline Companies	(89)	—	—		(89)	—	(6)	(e)	(95)

Total other income (expense), net	(36,610)	—	(3,305)		(39,915)	—	(440)		(40,355)

Income (loss) before income taxes	(3,265)	5,574	(4,272)		(1,963)	1,050	(642)		(1,555)
Income tax benefit, deferred	1,676	—	(443)	(f)	1,233	—	(139)	(f)	1,094

Net income (loss)	(1,589)	5,574	(4,715)		(730)	1,050	(781)		(461)

Cumulative preferred stock dividend	(271)	—	—		(271)	—	—		(271)

Net income (loss) available to common stockholders	$(1,860)	$5,574	$(4,715)		$(1,001)	$1,050	$(781)		$(732)

Net loss per common share:
Basic	$(0.06)				$(0.02)				$(0.02)

Diluted	$(0.06)				$(0.02)				$(0.02)

Weighted average common shares:
Basic	32,253				32,253				32,253
Diluted	32,253				32,253				32,253
The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

PARALLEL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2006
(in thousands, except per share data)

		Barnett Shale Gas Project
		Acquisition
	Parallel	Acquisition	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES:
Oil and natural gas sales	$23,276	$555	$—		$23,831
Loss on hedging	(2,733)	—	—		(2,733)

Total revenues	20,543	555	—		21,098

EXPENSES:
Operating expenses	4,685	109	—		4,794
General and administrative expense	2,129	—	—	(a)	2,129
Depreciation, depletion and amortization	4,288	—	127	(b)	4,415

Total expenses	11,102	109	127		11,338

Operating income (loss)	9,441	446	(127)		9,760
Other income (expense), net:
Change in fair market value of derivative instruments	(4,714)	—	—		(4,714)
Gain on ineffective portion of hedges	143	—	—		143
Interest and other income	68	—	—		68
Interest expense	(2,441)	—	(107)	(d)	(2,548)
Other expense	(29)	—	—		(29)
Equity in loss of Westfork Pipeline Companies	(19)	—	(6)	(e)	(25)

Total other income (expense), net	(6,992)	—	(113)		(7,105)

Income (loss) before income taxes	2,449	446	(240)		2,655
Income tax (expense) benefit, deferred	(838)	—	(70)	(f)	(908)

Net income (loss) available to common stockholders	$1,611	$446	$(310)		$1,747

Net income per common share:
Basic	$0.05				$0.05

Diluted	$0.05				$0.05

Weighted average common shares:
Basic	34,850				34,850
Diluted	35,547				35,547
The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

PARALLEL PETROLEUM CORPORATION UNAUDITED
PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
As of March 31, 2006
(in thousands)

	Parallel	Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$6,418	$—		$6,418
Other current assets	21,677	—		21,677
Net property and equipment	215,397	472	(1)	215,869
Other assets	9,516	125	(2)	9,641

TOTAL ASSETS	$253,008	$597		$253,605

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$27,662	$—		$27,662
Long-term debt	100,000	596	(3)	100,596
Other noncurrent liabilities	35,844	1	(4)	35,845

Shareholders’ equity	89,502	—		89,502

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$253,008	$597		$253,605

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

PARLLEL PETROLEUM CORPORATION
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:
a.	No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs and are expected to increase only minimally, if at all, as a result of these acquisitions. We acquired an additional non-operated interest in properties in which we already have an operating interest; therefore we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

b.	Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method.

c.	Record a pro forma adjustment for increased interest expense associated with bank borrowings related to the Lynx Acquisition. Interest was calculated using Parallel’s December 31, 2005 rate of 7.96%.

d.	Record a pro forma adjustment for increased interest expense associated with bank borrowings related to the Acquired Properties. Interest was calculated using Parallel’s borrowing rate of 7.02% as of the closings.

e.	To record the equity loss from the proportionate interests acquired in privately held Companies organized to build and operate the gathering systems.

f.	Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 34 percent, based on the pro forma change in income before income taxes.
The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:
1.	Record the price for the Acquired Properties of approximately $596,000. The contractual purchase price was adjusted for asset retirement costs of $1,000 and capitalization of $23,000 of transaction costs, primarily legal and auditing fees related to the purchase of the Acquired Properties.

2.	To record the purchase price related to the equity interests in related pipeline and gathering system infrastructure on the Acquired Properties.

3.	Record bank borrowings associated with the Acquired Properties acquisition.

4.	To record asset retirement obligation associated with the Acquired Properties purchase.

PARALLEL PETROLEUM CORPORATION
UNAUDITED PRO FORMA
SUPPLEMENTAL OIL AND GAS INFORMATION
Pro Forma Oil and Gas Reserves - The following tables set forth certain unaudited pro forma information with Parallel Petroleum Corporation’s proved oil and gas reserves as of December 31, 2005, and including the purchase of Acquired Properties and the Lynx Acquisition as if the acquisitions had taken place on January 1, 2005. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by Parallel Petroleum Corporation’s petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.
There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

	Total Proved		Proved Developed
	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)
	(in thousands)
Balance, January 1, 2005	25,134	18,031	14,973	13,479
Sale of reserves in place	(14)	(205)	(14)	(205)
Discoveries and extentions	944	15,330	68	9,396
Revisions of previous estimates	98	(1,273)	696	(678)
Production	(1,059)	(3,763)	(1,059)	(3,763)

Balance, December 31, 2005	25,103	28,120	14,664	18,229

The Pro Forma Standardized Measure of Discounted Future Net Cash Flows:

2005
(in thousands)
Future cash flows	$1,651,515
Future production costs/taxes	(409,719)
Future development costs	(47,852)
Future income tax expenses	(299,983)

Net future cash flows	893,961
Discount at 10% for timing	(484,145)

Discounted future net cash	$409,816

Future cash flows are computed by applying fiscal year-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. Future operating expenses and development costs are computed primarily by Parallel’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.
Future income taxes are based on year-end statutory rates, adjusted for tax basis and tax credits. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired

Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.
Pro forma changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

2005
(in thousands)
Balance at January 1, 2005	$251,669
Sales, net of production costs and taxes	(58,725)
Discoveries and extensions	41,825
Changes in prices and production costs	170,134
Revisions of quantity estimates	(1,988)
Interest factor — accretion of discount	32,873
Net change in income taxes	(54,083)
Development costs changes	(12,941)
Changes in production rates and other	41,052

Balance at December 31, 2005	$409,816

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results. The changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is pre-tax basis.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2	Agreement (Producing Wells), dated as of March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Agreements (Producing Wells) entered into between Parallel, L.P. and the four other sellers parties thereto. (Incorporated by reference to Exhibit 10.2 of Form 8-K dated March 29, 2006 and filed with the Securities and Exchange Commission on April 4, 2006)

10.3	Farmout Agreement, dated March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Farmout Agreements entered into between Parallel, L.P. and the four other sellers parties thereto. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated March 29, 2006 and filed with the Securities and Exchange Commission on April 4, 2006)

10.4	Agreement (Producing Wells), dated as of March 24, 2006, between Parallel, L.P. and Razorback II, LP. (Incorporated by reference to Exhibit 10.2 of Form 8-K dated April 5, 2006 and filed with the Securities and Exchange Commission on April 11, 2006)

10.5	Farmout Agreement, dated March 24, 2006, between Parallel, L.P. and Razorback II, LP. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated April 5, 2006 and filed with the Securities and Exchange Commission on April 11, 2006)

*23.1	Consent of Independent Registered Public Accounting Firm

*	Filed herewith.